Exhibit 10.15

Form of

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT TO SECURITY AGREEMENT (this “Amendment”), dated as of June 30, 2004, is made by                               (“Grantor”) whose principal place of business and chief executive office (as those terms are used in the U.C.C.) is located at 6655 Lancer Boulevard, San Antonio, Texas 78219, whose Texas Secretary of State organizational number is 0008853010 and whose tax identification number is                             , in favor of THE FROST NATIONAL BANK, a national banking association, as agent (in such capacity, the “Agent”) for each of the Banks under the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Grantor entered into that certain Seventh Amendment and Restated Credit Agreement, dated as of June 30, 2000 (as amended by the First Amendment to Seventh Amendment and Restated Credit Agreement dated June 30, 2001, and the Second Amendment to Seventh Amendment and Restated Credit Agreement dated June 30, 2002, the “Restated Credit Agreement”), among Grantor, Lancer de Mexico, S.A. de C.V., formerly known as Nueva Distribuidora Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico Subsidiary”) (Grantor and Mexico Subsidiary being hereinafter collectively referred to as “Borrowers”), Lancer Corporation, a Texas corporation, Lancer Capital Corporation, a Delaware corporation, Lancer International Sales, Inc., a Texas corporation, Servicios Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, Industrias Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States and The Frost National Bank, individually and as Agent, Harris Trust and Savings Bank, an Illinois banking corporation, individually, and Whitney National Bank, a national banking association, individually; and

WHEREAS, the Grantor executed that certain Security Agreement (the “Security Agreement”), dated June 30, 2002, in favor of the Agent for each of the Banks, securing the payment and performance of the obligations described therein, including, without limitation, the obligations of the Borrowers under the Restated Credit Agreement; and

WHEREAS, the Restated Credit Agreement has been amended and restated pursuant to that certain Amended and Restated Credit Agreement, of even date herewith (as modified, amended, supplemented, or restated from time to time, the “Credit Agreement”), among Grantor, Mexico Subsidiary, Lancer Corporation, a Texas corporation, Lancer Capital Corporation, a Delaware corporation, Lancer International Sales, Inc., a Texas corporation, Advanced Beverage Solutions, LLC, an Illinois limited liability company, Servicios Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States, Industrias Lancermex, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States and The Frost National Bank, individually and as Agent, Harris Trust and Savings Bank, an Illinois banking corporation, individually, and Whitney National Bank, a national banking association, individually, and each of the lenders that are now or hereafter parties thereto, and certain other financial institutions who from time to time are parties thereto (the “Banks”); and

WHEREAS, as a condition precedent to the making of the Loans by the Banks under the Credit Agreement, the Grantor is required to execute and deliver this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Grantor agrees, for the benefit of each of the Banks, as follows:

1.             Amendment of Section 1.1.  The term “Deposit Account” in Section 1.1 of the Security Agreement is hereby amended in its entirety to read as follows:

““Deposit Accounts” is defined in clause (f) of Section 2.1.”

2.             Amendment of Section 2.1.  Section 2.1 of the Security Agreement is hereby amended in its entirety to read as follows:

“Section 2.1.  Grant of Security.  Grantor hereby assigns and pledges to Agent for its benefit and the benefit of each of the Banks, and hereby grants to Agent, for its benefit and the benefit of each of the Banks, a security interest in all of the following personal property of Grantor, wherever located, whether now or hereafter existing or acquired (the “Collateral”):

(a)           all “equipment” as defined in the U.C.C. in all of its forms, including without limitation, all machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, trade fixtures, and other tangible personal property (other than Inventory), and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the “Equipment”);

(b)           all “inventory” as defined in the U.C.C. in all of its forms, including but not limited to:

(i)            all goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, all consigned goods and other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of Grantor’s business, all raw materials and work in process therefor, finished goods thereof, and all other materials and supplies of any kind, nature or description used or consumed in the manufacture, production, packing, shipping, advertising, finishing or sale thereof;

(ii)           all goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which Grantor has an interest or right as consignee); and

(iii)          all goods which are returned to or repossessed by Grantor;

and all accessions thereto, products thereof and documents therefore (any and all such inventory, materials, goods, accessions, products and documents being the “Inventory”);

(c)           all “accounts”, “chattel paper”, “documents”, and “instruments” as defined in the U.C.C., whether or not arising out of or in connection with the sale or lease or other disposition of goods or the rendering of services, and all rights of Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, contracts, contract rights, chattel paper, documents and instruments (any and all such accounts, chattel paper, documents, and instruments being the “Receivables”, and any and all such security agreements, guaranties, leases and other contracts being the “Related Contracts”);

(d)           Intentionally Omitted;

(e)           all “general intangibles” as defined in the U.C.C., including without limitation, all tax refunds, claims, causes of action, judgments, franchises, permits, licenses, supply contracts, purchase contracts, and agreements (collectively, “General Intangibles”);

(f)            all “deposit accounts” as defined in the U.C.C. maintained by Grantor with any of the Banks, all sums now or at any time hereafter on deposit therein, credited thereto, or payable thereon and all instruments, documents and other writings evidencing any of the foregoing accounts (such accounts collectively referred to herein as the “Deposit Accounts”);

(g)           all “investment property” as defined in the U.C.C.;

(h)           all “supporting obligations” as defined in the U.C.C.;

(i)            all “letter-of credit rights” as defined in the U.C.C.;

(j)            all claims, including, without limitation, commercial tort claims, arising out of the development of a new line of modular dispensing equipment related to the Selected Project Agreement, Exhibit No. 60 to the Master Development Agreement of December 30, 1983, as amended, between Parent Company and The Coca-Cola Company;

(k)           all books, records, writings, data bases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1.;

(l)            all of Grantor’s other property and rights of every kind and description and interests therein; and

(m)          all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) and (l), proceeds deposited from time to time in the Deposit Accounts and in any lock boxes of Grantor, and, to the extent not otherwise included, all payments under insurance (whether or not Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

Notwithstanding the foregoing, “Collateral” shall not include any General Intangibles as to which, or other rights arising under contracts as to which, the grant of a security interest would constitute a violation of a valid and enforceable restriction on such grant, unless and until any required consents shall have been obtained.  Grantor agrees to use its best efforts to obtain any such required consent.”

3.             Reaffirmation of Security Agreement. The Grantor hereby reaffirms its obligations under the Security Agreement as amended by this Amendment and agrees that neither the execution of the Credit Agreement nor the consummation of the transactions described therein or herein in any way affect the obligations of Grantor under the Security Agreement as amended herein.

4.             Full Force and Effect.  Except as expressly modified hereby, the Security Agreement remains unmodified and in full force and effect in accordance with its terms.

5.             Amendment Controls.  In the event of a conflict between the terms and conditions of the Security Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

6.             Miscellaneous.

(a)           When required or implied by the context used, defined terms used herein shall include the plural as well as the singular, and vice versa.

(b)           This Amendment shall be binding upon and inure to the benefit of the Grantor and its successors and assigns; provided, however, that neither the Grantor nor its successors or assigns may, without the prior written consent of all of the Banks, assign any rights, powers, duties or obligations hereunder.

(c)           This Amendment constitutes a Loan Document.

(d)           Unless otherwise defined herein, the capitalized terms used herein which are defined in the Credit Agreement shall have the meanings specified therein.

[Signature on following page.]

GRANTOR:

Address: